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                                                                    EXHIBIT 99.1

     [LOGO] NUEVO ENERGY COMPANY

                                                      NEWS RELEASE
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FOR IMMEDIATE RELEASE                                  CONTACT:
February 7, 2000                                       Barbara B. Forbes
                                                       Director of Investor
Relations
                                                       713-374-4870

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                    NUEVO ENERGY COMPANY CONTRACTS TO SELL
                 ITS CALIFORNIA CRUDE OIL TO TOSCO CORPORATION
                FOR 15 YEARS AT PRICES TIED TO NYMEX CRUDE OIL

HOUSTON - Securing a long-term pricing structure and sales outlet for its California crude oil production, Nuevo Energy Company (NYSE: NEV) has signed a 15-year contract to sell all of its current and future California crude oil production to Tosco Corporation, Nuevo announced today. The contract provides pricing related to a percentage of the NYMEX crude oil price for each type of crude oil Nuevo produces in California, effective January 1, 2000.

"By linking our contract price to the NYMEX, Nuevo has effectively eliminated our exposure to the basis differential risk for the vast majority of the Company's crude oil production," said Doug Foshee, Chairman and CEO of Nuevo. "This long-term supply agreement, combined with our ongoing risk management program, greatly reduces our vulnerability to oil price volatility. By taking tangible steps to mitigate our exposure to basis differentials as well as WTI price volatility, I think we're bringing significant long-term value to Nuevo's shareholders."

Under the terms of the contract, Tosco will purchase all of Nuevo's current and future crude oil production, both onshore and offshore California. Mr. Foshee said that individual oil prices under the contract vary based on several factors such as quality and location, but he anticipates that in the aggregate Nuevo will receive approximately 72% of the NYMEX price over the first four years.

Nuevo Energy Company is a Houston, Texas-based Company primarily engaged in the exploration for, and the acquisition, exploitation, development and production of crude oil and natural gas. Nuevo's principal domestic properties are located onshore and offshore California. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republics of Congo and Ghana in West Africa and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.
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This press release includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release, including without limitation, business strategies, estimated reserves and production volumes, plans and objectives of management of the Company for future operations, and capital expenditures are forward-looking statements. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurances that such assumptions will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") and projections include volatility in oil and gas prices, operating risks, the risks associated with reserve replacement, competition from other companies and other factors set forth in the Company's Annual Report on Form 10-K filed with the SEC and incorporated herein. All subsequent written and oral forward-looking statements and projections attributable to the Company or to persons acting on its behalf are expressly qualified by the Cautionary Statements.

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